Exhibit 10.39

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                               SERIES C WARRANT


EXERCISABLE ON OR BEFORE FEBRUARY 16, 2006

         VOID AFTER 5:00 P.M. NEW YORK CITY TIME ON FEBRUARY 16, 2006

NO.W.C1                                                          320,000 Shares

                WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
                          HEARTLAND TECHNOLOGY, INC.

            This Warrant Certificate certifies that HEARTLAND PARTNERS, LP, or registered assigns, is the registered holder (the "Holder") of warrants (the "Warrants") to purchase shares of Common Stock, par value $.01 (the "Common Stock"), of Heartland Technology, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company at any time on or before 5:00 p.m. New York City time on February 16, 2006 (the "Exercise Period") one fully paid and nonassessable share of Common Stock of the Company at an exercise price of One Dollar and Five Cents ($1.05) per full share (the "Exercise Price") upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company maintained for that purpose in Chicago, Illinois, or elsewhere, but only subject to the conditions set forth herein. As used herein, "Shares" refers to the Common Stock of the Company and, where appropriate, to the other securities or property issuable upon exercise of a Warrant as provided for herein upon the happening of certain events. The Exercise Price and the number of Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth below. No fractional shares of Common Stock shall be issued upon exercise of any Warrant. In lieu thereof, cash will be paid in an amount equal to the current market value of such fractional shares.

            1. Exercise Period; Exercise Price. Subject to and in compliance with the terms hereof, the Holder hereof is entitled, at its option, at any time and from time to time before the fourth anniversary of the Disbursement Date to exercise this Warrant Certificate, in whole or in part, and purchase from the Company one fully paid and non-assessable share of Common Stock of the Company, as said shares shall be constituted on the date of exercise, at the Exercise Price, subject to adjustment as set forth below for each Warrant.

            2. Exercise. In order to exercise a Warrant, the Holder shall surrender the Warrant to the Company on any business day at the principal business office maintained by the Company in Chicago, Illinois or such other location upon notice to the Holder, accompanied by the form of election to purchase attached hereto duly completed and signed and by payment of the exercise price. Payment of the Exercise Price shall be made in United States dollars in cash, by certified or official bank check in immediately available funds payable to the order of the Company or by wire transfer. As promptly as practicable (but in no event later than five (5) business days thereafter) after the receipt of (a) the form of election to purchase, (b) the Exercise Price and (c) this Warrant as described above, the Company shall issue and deliver, at its principal business office in Chicago, Illinois or such other location, or cause the Company's transfer agent to issue and deliver at Harris Bank, a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise.

            3. Net Exercise Provision. The Holder, in lieu of exercising a Warrant for a specified number of shares of Common Stock (the "Exercised Shares") and paying the aggregate Exercise Price therefor, may elect, at any time on or before the expiration of the Warrant, to receive a number of shares of Common Stock equal to the number of Exercised Shares minus a number of shares of Common Stock having an aggregate market value on such day of election equal to the Exercise Price. After any such election, the number of shares of Common Stock covered by the Holder's Warrant shall be deemed automatically reduced by the number of Exercised Shares.

            4. Effect of Exercise. Exercise shall be deemed to have been effected at the time at which the form of election to purchase and the exercise price shall have been received by the Company and this Warrant shall have been duly surrendered, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become on that date the holder or holders of record of the shares of Common Stock represented thereby; except that if the stock transfer books of the Company shall be closed on the date of such surrender, the date of exercise shall be deemed to be the date upon which such transfer books shall be reopened.

            5. Balance of Warrant Certificate. Upon exercise of a Warrant Certificate in part rather than in whole, the Company shall execute and deliver to or to the order of the Holder, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

            6. Adjustment to Exercise Price; Number of Warrants. The exercise price per share shall be subject to adjustment as follows; provided, however, that if approval of such adjustment by the Company's stockholders is required under applicable rules of the American Stock Exchange, such approval shall be obtained prior to adjustment:



                  (1) In case the Company shall (i) pay a dividend or make a distribution to all holders of its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or
(iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the exercise price in effect immediately prior to such action shall be adjusted so that the holder of a Warrant thereafter surrendered for exercise shall be entitled to receive the number of shares of capital stock of the Company that such Warrant Holder would have owned immediately following such action had the Warrant been converted immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted exercise price between or among shares of such classes of capital stock.

                  (2) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share on the record date set for the issuance of such rights or warrants, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

                  (3) In case the Company shall distribute to all holders of its Common Stock evidence of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Company) or rights or warrants to subscribe to securities of the Company or owned by the Company, then in each such case the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the evidence of indebtedness or assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution.



                  (4) No adjustment in the exercise price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price, provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further, that adjustment shall be required and made in accordance with the provisions hereof  (other  than  this  paragraph)  not  later  than  such  time as may be required in order to protect the tax-free nature of a distribution to the holders of Warrants or Common Stock. All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything herein to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required hereby, as it in its discretion shall determine to be advisable in order that any such dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                  (5) Whenever the Exercise Price is adjusted as herein provided, the Company shall promptly mail or cause to be mailed a notice of such adjustment to the Holder at its last address as it shall appear upon the Company's records.

                  (6)   In the  event  that  at any  time  as a  result  of an
adjustment  made  pursuant  hereto,   the  Holder  of  a  Warrant   thereafter
surrendered for exercise shall become entitled to purchase any shares of capital stock of the Company other than shares of its Common Stock, then the exercise price of such other shares so receivable upon exercise of a Warrant shall be subject to the same adjustments as those contained in subparagraphs
(1) through (5) hereof.

                  (7) Whenever the Exercise Price is adjusted pursuant to the provisions set forth herein, the number of shares of Common Stock purchasable upon exercise of the Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of the Warrant by the exercise price in effect on the date of issuance of the Warrant and dividing the product so obtained by the exercise price as adjusted; provided, however, that in no event shall the number of shares of Common Stock purchasable upon exercise of the Warrant if adjusted pursuant to this Section-6 exceed nineteen and nine-tenths percent (19.9%) of the outstanding shares of Common Stock at the time of adjustment.

                  (8) For purposes of this Section, the phrase "current market price" means, as of the date of determination, (i) if the Common Stock is at the time traded on a securities exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended (a "National Securities Exchange"), the average of the last reported sales price per share regular way or, in case no such reported sales have taken place on any such date, the last reported bid price per share regular way, on the five trading days immediately preceding the date of determination (ii) if the Common Stock is at the time being traded on Nasdaq and not on a National Securities Exchange, the average of the last reported sales price per share regular way or, in the case no such reported sales have taken place on any such date, the closing bid price per share regular way, on the five trading days immediately preceding such date of determination, or
(iii) if the Common Stock is not listed for trading on a National Securities Exchange or traded on Nasdaq, an amount equal to the fair market value of a share of Common Stock (as determined by the Company's Board of Directors) as of such date of determination as determined by the Chief Financial Officer of the Company using any reasonable method of valuation.


            7. Merger, Etc. If either of the following shall occur: (a) any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock; or (b) any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; then the holder of each Warrant then outstanding shall have the right to pay the exercise price for such Warrant and receive the same consideration receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such consolidation, merger, sale, or conveyance. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

            8. Reservation of Shares. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise of all outstanding Warrants, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the exercise of the Warrants by delivery of shares of Common Stock which are held in the treasury of the Company.

            9.    Registration Rights.

      9.1   Demand Registration.

            9.1.1 Request for Registration.



                  9.1.1.1 Long Form. If, at any time that the Company or any successor to the Company is a registrant entitled to use a Form S-1 under the Securities Act of 1933 as amended (the "Securities Act") and any other form promulgated after the date of this Agreement applicable in circumstances substantially comparable to that form, regardless of its designation (a "Long Form") to register Common Stock of the Company and any successor to the Company, issued in exchange for the Series B Warrants (the "Registrable Securities"), the Company or its successor receives from a holder or holders of Series B Warrants (the "Warrant Holder" or "Warrant Holders") of more than 51% of the outstanding Registrable Securities a written request that the Company effect a registration with respect to an offering of at least 50% of its outstanding Registrable Securities, the Company shall: (i) within ten (10) days, give written notice of the proposed registration to all Warrant Holders and (ii) as soon as practicable, but in any event within one hundred twenty (120) days after receipt of the request of the Warrant Holder, use its best efforts to effect such registration of the Registrable Securities of the Warrant Holder together with all or such portion of the Registrable Securities of any other Warrant Holder who has given written notice to the Company within twenty (20) days after receiving such written notice from the Company pursuant to clause (i) above on the Long Form specified in the notice. Such obligation shall include, without limitation, the execution of an undertaking to file post-effective amendments and to effect appropriate registrations or qualifications under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations. The Company shall have the right, exercisable one time only, to delay the effectiveness of such request of the Warrant Holders until up to one hundred eighty (180) days after delivery of the request if the Board of Directors of the Company have determined in good faith that such a registration would be seriously detrimental to the Company at such time. No further delays after such one hundred eighty (180) days shall be permitted. The Warrant Holders making the request may withdraw the request during such one hundred eighty (180) day period, in which event such Warrant Holders shall not be deemed to have made the request. The Company shall not be obligated to take any action to effect any registration pursuant to this Section 9.1.1.1 (i) after the closing of the sale of Registrable Securities resulting from any previous registration effected pursuant to requests under this
            Section 9.1.1.1 or (ii) in the event the Registrable Securities constitute less than 5% of the outstanding shares of Common Stock of the Company.

                  9.1.1.2 Short Form. If, at any time that the Company or any successor to the Company is a registrant entitled to use a Form S-3 under the Securities Act and any other form promulgated after the date of this Agreement applicable in circumstances substantially comparable to that form, regardless of its designation (a "Short Form") to register Registrable Securities, the Company or its successor receives from the Warrant Holder or Warrant Holders of more than 51% of the outstanding Registrable Securities a written request that the Company effect a registration with respect to an offering of at least 50% of its outstanding Registrable Securities, the Company shall: (i) within ten (10) days, give written notice of the proposed registration to all Warrant Holders and (ii) as soon as practicable, but in any event within one hundred twenty (120) days after receipt of the request of the Warrant Holder, use its best efforts to effect such registration of the Registrable Securities of the Warrant Holder together with all or such portion of the Registrable Securities of any other Warrant Holder who has given written notice to the Company within twenty (20) days after receiving such written notice from the Company pursuant to clause (i) above on the Short Form specified in the notice. Such obligation shall include, without limitation, the execution of an undertaking to file post-effective amendments and to effect appropriate registrations or qualifications under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations. The Company shall have the right, exercisable one time only, to delay the effectiveness of such request of the Warrant Holders until up to one hundred eighty (180) days after delivery of the request if the Board of Directors of the Company have determined in good faith that such a registration would be seriously detrimental to the Company at such time. No further delays after such one hundred eighty (180) days shall be permitted. The Warrant Holders making the request may withdraw the request during such one hundred eighty (180) day period, in which event such Warrant Holders shall not be deemed to have made the request. The Company shall not be obligated to take any action to effect any registration pursuant to this Section 9.1.1.2 (i) after the closing of the sale of Registrable Securities resulting from two previous registrations effected pursuant to requests under this
            Section 9.1.1.2 or (ii) in the event the Registrable Securities constitute less than 5% of the outstanding shares of Common Stock of the Company.

            For the purposes of this Agreement, securities subject to this Agreement shall cease to be Registrable Securities when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective, and they have been disposed of pursuant to such registration statement, or (ii) they are distributed to the public pursuant to Rules 144 or 144A (or any similar provision then in force) under the Securities Act.

            9.1.2 Underwriting.   If  any  Warrant   Holder  making  a  demand
      intends to use an underwriter to distribute the Registrable Securities covered by its request, it shall so advise the Company in its request and the Company shall include such information in its written notice to other Warrant Holders. In such event, the right of any Warrant Holder to registration pursuant to this Section 9.1 shall be conditioned upon such Warrant Holder's participation in such underwriting and the inclusion in the underwriting of all of the Registrable Securities covered by the request of such Warrant Holder. The Company shall enter into an underwriting agreement in customary form with an underwriter selected by the Warrant Holders of a majority of the Registrable Securities proposed to be included in the underwriting, but subject to the approval of the Company which shall not be unreasonably withheld. The underwriting agreement may contain provisions regarding indemnification and contribution from the Company. Notwithstanding any other provision of this Section 9.1, if the underwriter advises the
      Warrant Holders and the Company in writing that marketing factors require a limitation of the number of shares of Common Stock to be included in the underwriting, then all shares in the underwriting shall be excluded from such registration to the extent required by such underwriting limitation on a pro rata basis and the Company shall so advise all Warrant Holders of Registrable Securities that would otherwise be included in such underwriting and registration and the number of shares included in such underwriting and registration shall be allocated among the Warrant Holders of Registrable Securities requesting registration in proportion, as nearly as practicable, to the total number of Registrable Securities held by such Warrant Holders at the time of the filing of the registration statement. If the number of shares of Registrable Securities so excluded exceeds twenty percent (20%) of the number of shares of Registrable Securities which the Warrant Holders have requested to be included in such registration, then the Warrant Holders shall be entitled either (i) to require that the registration be deferred for such period of time as the Warrant Holders, the Company and the underwriter may mutually agree upon, but in no event for more than ninety (90) days from delivery of a written notice of the Warrant Holders to the Company requesting such delay or
      (ii) to withdraw the registration request, provided that it shall count as one of the Warrant Holders' demand registration unless such Warrant Holder reimburses the Company for its pro rata share of the out-of-pocket expenses incurred by the Company in connection with such withdrawn registration request. For purposes of the preceding sentence a Warrant Holder's "pro rata share" shall mean a fraction the numerator of which is the number of Registrable Securities of such Warrant Holder which were to have been registered in such registration and the denominator of which is the total number of shares which were to have been registered in such registration. If any Warrant Holder of Registrable Securities disapproves of the terms of the underwriting, such Warrant Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Warrant Holders delivered at least seven (7) days prior to the Company's execution of an underwriting agreement with respect to the registration. The Registrable Securities so withdrawn also shall be withdrawn from registration.

      9.2   Piggyback Registration.

            9.2.1 If at any time the Company or any successor to the Company proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act and intends to include in such registration any of its securities owned by Warrant Holders, it will each such time give prompt written notice to the Warrant Holder of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of the Warrant Holder delivered (which shall not be deemed a request for a Demand Registration) to the Company within 30 days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Warrant Holder and the intended method of disposition thereof), the Company will effect the registration under the Securities Act of all shares of Common Stock which the Company has been so requested to register by the Warrant Holder which are in the same proportion to total number of shares of Common Stock as the other shares to be sold by Warrant Holders in the registration to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the shares so to be registered, provided that:



            (a) if, at any time after giving written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Warrant Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses already incurred in connection therewith as provided in subdivision (b) of this Section 9.2);

            (b) The Company shall not be obligated to effect any registration of shares under this Section 9.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, employee stock ownership plans or stock option plans, thrift plans, pension plans or other employee benefit plans; and

            (c) The Company shall not be obligated to effect any registration of Registrable Securities to the extent such shares are validly excluded from an underwritten distribution pursuant to Section 9.3.2 of this Agreement.

            9.2.2 The Company will pay all Registration Expenses in connection with each registration of shares requested by the Warrant Holder pursuant to this Section 9.2 or Section 9.1, whether or not such registration has become effective. The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Section including, without limitation, all registration and filing fees; all fees and expenses of complying with securities or blue sky laws; all printing expenses; the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance; and the reasonable fees and disbursements of one counsel for all of the Warrant Holders. In no event shall Registration Expenses include underwriter's fees, expenses, sales commissions and/or discounts with respect to the Registrable Securities.

      9.3   Registration Procedures.

            9.3.1 When the Company is required to use its best efforts to effect the registration of any Registrable Securities as provided in
      Section 9.1 or Section 9.2, the Company will as expeditiously as possible:

            (a) with respect to registrations under Section 9.1 only, prepare and (in any event within 90 days after the end of the period within which requests for registration may be delivered to the Company) file with the Securities and
                  Exchange Commission (the "Commission") a registration statement on the appropriate form with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective as promptly as practicable;



            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by such registration statement until the earlier of: (a) such time as all of such shares have been disposed of in accordance with the intended methods of disposition by the seller thereof set forth in such registration statement; or (b) the expiration of nine months after such registration statement becomes effective;

            (c) furnish to the seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the seller may reasonably request;

            (d) use reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and its territories as the seller shall reasonably request with concurrence of the managing underwriter, if any, and do any and all other acts and things which may be necessary or advisable to enable the seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (e) immediately notify the seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the seller prepare and furnish to the seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and



            (f) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act.

            9.3.2 If the Company at any time proposes to register any of its securities under the Securities Act whether or not for sale for its own account as contemplated by Section 9.2, and such securities are to be distributed by or through one or more underwriters, the Company shall, if requested by the Warrant Holder who requests incidental registration of shares in connection therewith pursuant to Section 9.2, arrange for such underwriters to include such shares among those securities to be distributed by or through such underwriters; provided, however, that if the Company and the underwriters shall jointly determine as provided in
      Section 9.3.3 that the inclusion of all or a specified portion of such shares would adversely affect such offering, the Warrant Holder requesting incidental registration shall have its shares excluded or cut-back from such underwritten offering as provided in Section 9.3.3. The Warrant Holder on whose behalf such shares are to be distributed by such underwriters shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of Warrant Holder.

            9.3.3 If the Warrant Holder has requested registration of shares pursuant to Section 9.1, such shares shall have priority for inclusion in an underwritten offering on a pro rata basis with all other Warrant Holders of Registrable Securities, notwithstanding (i) any contractual right to "demand," "piggyback," or "other right to cause incidental" registration now existing or hereafter arising and (ii) the shares the Company has requested to be included in the registration. If the Warrant Holder has requested inclusion of shares in an underwritten offering pursuant to Section 9.2, such shares may be excluded or the number of shares included shall be cut-back if the managing underwriter shall have determined (and shall have advised the Company in writing) that, in its opinion, the registration and distribution of all or a specified portion of the shares as part of the proposed distribution of securities by the underwriters will materially and adversely affect the distribution of such securities (such opinion to state the specific reasons therefor). Any cut-back as provided herein shall be pro rata among all owners of shares (other than the Company) to be sold through such underwritten offering in the same proportion to total share ownership as the other shares sold by other share owners in the underwritten offering.

            9.3.4 If any registration pursuant to Section 9.2 shall be in connection with an underwritten public offering in which a Warrant Holder participates, such Warrant Holder agrees, if so timely required in writing by the managing underwriters, not to effect any public sale or distribution of shares of Common Stock (other than as part of such underwritten public offering) within the period commencing seven days prior to the effective date of such registration statement and ending no later than one hundred eighty (180) days after the effective date of such registration statement.

            9.4   Indemnification.

            9.4.1 In the event of any registration of any securities of the Company under the Securities Act pursuant to this Section 9, the
      Company will, and hereby does, indemnify and hold harmless Warrant Holder selling any Registrable Securities covered by such registration statement, its managers, directors and officers, and each other person, if any, who controls such Warrant Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses (including reasonable legal fees and expenses and costs of investigation), joint or several, to which such Warrant Holder or any such manager, director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Warrant Holder, and each such manager, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to such an indemnified person in any such case to the extent (but only to the extent) that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or any documents incorporated by reference in any of the above in reliance upon and in conformity with written information furnished by such indemnified person to the Company and designated by such person to be for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Warrant Holder or any such manager, officer, or controlling person and shall survive the transfer of such securities by the Warrant Holder.

            9.4.2 The Company shall require, as a condition to including any shares of Commons Stock in any registration statement filed pursuant to this Section 9, that the Company shall have received an undertaking reasonably satisfactory to it from the Warrant Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section~9.4.1) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto or any documents incorporated by reference in any of the above, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Warrant Holder designating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such member, officer or controlling person and shall survive the transfer of such securities by such Warrant Holder; provided however, that to the extent permitted by law, a seller's liability hereunder shall not exceed the aggregate net offering proceeds received by the Warrant Holder from the sale of such shares.

            9.4.3 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or action in respect thereof referred to herein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statement or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Warrant Holder agree that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Section, in no event shall the amount contributed by any seller of shares exceed the aggregate net offering proceeds received by such seller from the sale of such shares. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

            9.4.4 Promptly after receipt by an indemnified  party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section unless and to the extent that the indemnifying party is prejudiced by such failure or delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnified party or parties such that (and solely to the extent that) joint representation would be inappropriate under applicable ethical considerations published by the State Bar of the state applicable to such counsel, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties (and the indemnifying party or parties shall bear the reasonable legal and other expenses incurred in connection therewith). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full and final release from all liability in respect to such claim or litigation.

            9.4.5 Indemnification similar to that specified in the preceding subdivisions of this Section (with appropriate modifications) shall be given by the Company and each seller of shares of Common Stock with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

            10. Legality of Issue. The Company covenants that all shares of Common Stock which shall be issued upon exercise of the Warrants will upon issue be fully paid and non-assessable and free from all taxes, liens, charges and security interests with respect to the issue thereof.

            11. Transfer Taxes. The issuance of certificates of Common Stock upon exercise of Warrants shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the Warrant converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

            12. Notice to Warrant Holders. In case: (a) the Company shall take any action which would require an adjustment in the Exercise Price; or
(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights and notice thereof shall be given to holders of Common Stock; or (c) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or
(d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then the Company shall cause to be given to the Holder at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of any distribution or grant to holders of Common Stock, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or grant are to be determined or (ii) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clauses (a), (b), (c) or (d) of this paragraph. The notice requirements of this paragraph shall be deemed met if the Company notifies the Holder at the time and in the manner it shall notify the holders of its Common Stock.

            IN WITNESS WHEREOF, Heartland Technology, Inc. has caused this Warrant Certificate to be duly executed under its corporate seal.



DATED: As of February 16, 2001
                                    HEARTLAND TECHNOLOGY, INC.
ATTEST:

_______________________             By: ___________________________________
Title:                                          Title:

                         FORM OF ELECTION TO PURCHASE

                  (To be executed upon exercise of Warrant.)

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________ Shares and herewith tenders in payment for such shares in United States dollars in cash or by certified or official bank check in immediately available funds payable to the order of Heartland Technology, Inc., all in accordance with the terms hereof. The undersigned requests that the certificate for such Shares be registered in the name of ____________________________________ whose address is _____________________________ and that such certificate shall be delivered to __________________________________________ whose address is
_________________________________________.  If said  number  of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the right to purchase the remaining balance of the Shares be registered in the name of __________________________________ whose address is _________________________
______________________  and that such  Warrant  Certificate  be  delivered  to
____________________________________________________    whose    address    is
________________________________.

DATED: ___________________________

(Insert Social Security or
Other Identifying Number of
Holder): ______________________



                                      Signature_______________________________
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant.)

Signature Guarantee:
(required if an assignment of Shares
acquired on exercise, or an assignment
of Warrants remaining after exercise,
is made upon exercise):

                             [FORM OF ASSIGNMENT]

           (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


FOR VALUE RECEIVED the undersigned hereby sells,  assigns,  and transfers unto
______________________________________________________________________________
this Warrant Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


DATED: _____________________

(Insert Social Security or
Other Identifying Number of
Holder): ______________________

Signature Guarantee:                  Signature_______________________________
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant.)






C:\My Documents\CJM\HEARTLAN\Heartland Tech-Series-B-Warrant-10-17-00.wpd







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